Exhibit h(xii)

USAA Transfer Agency Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

     Pursuant to Section 1(b) of the Transfer Agency Agreement dated as of November 13, 2002, as amended, between USAA Mutual Funds Trust (the Trust), formerly known as USAA State Tax-Free Trust, and USAA Transfer Agency Company, (the Transfer Agent) please be advised that the Trust has established one new series of its shares (New Fund) as set forth below:

                        ---------------------------------
                           Global Opportunities Fund
                       ----------------------------------

     Please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Transfer Agency Agreement to the New Fund in accordance with the fee schedule attached hereto as Exhibit A.

     Please state below whether you are willing to render such services in accordance with the fee schedule attached hereto as Exhibit A.

                                             USAA MUTUAL FUNDS TRUST



Attest:                                      By:
       -------------------------                 -----------------------------
       Mark S. Howard                            Christopher W. Claus
       Secretary                                 President


Dated:  As of July __, 2008

     We are willing to render services to the New Fund in accordance with the fee schedule attached hereto as Exhibit A.

                                             USAA TRANSFER AGENCY COMPANY



Attest: ---------------------------          By: ------------------------------
        Christopher P. Laia                      Karl Borgerding
        Assistant Secretary                      Vice President


Dated:  As of July __, 2008

                                    Exhibit A

                          USAA Transfer Agency Company

                         Fee Information for Services as
                  Plan, Transfer and Dividend Disbursing Agent

                             USAA MUTUAL FUNDS TRUST
                  (formerly known as USAA State Tax-Free Trust)
              -----------------------------------------------------

ANNUAL MAINTENANCE CHARGES - The annual maintenance charge includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. USAA Transfer Agency Company will charge for each open account from the month the account is opened through January of the year following the year all funds are redeemed from the account.

         Global Opportunities Fund                              0.05%


USAA MUTUAL FUNDS TRUST                      USAA TRANSFER AGENCY COMPANY




Attest: ---------------------------          By: ------------------------------
        Christopher P. Laia                      Karl Borgerding
        Assistant Secretary                      Vice President

Date:  As of July 31, 2008                   Date:  As of July 31, 2008

                                Exhibit h(xiii)

USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

     Pursuant to paragraph 1(b) of the Administration and Servicing Agreement dated as of August 1, 2001, as amended, between USAA Mutual Funds Trust (the
Trust), formerly known as USAA State Tax-Free Trust, and USAA Investment Management Company (the Administrator), please be advised that the Trust has established one new series of its shares (New Fund) as set forth below, and please be further advised that the Trust desires to retain the Administrator to render administration and shareholder servicing services under the Administration and Servicing Agreement to the New Fund at the fees stated below:

                      Global Opportunities Fund          0.05%

     In addition, revised Exhibit A to the Administration and Servicing Agreement reflecting the addition of the New Fund to the Administration and Servicing Agreement is attached hereto as Exhibit A, and is hereby approved.


     Please state below whether you are willing to render such services at the fees stated above.

                                             USAA MUTUAL FUNDS TRUST



Attest: --------------------------           By:  ----------------------------
        Mark S. Howard                            Christopher W. Claus
        Secretary                                 President

Date:  As of July __, 2008


     We are willing to render services to the New Fund at the fees stated above. In addition, we approve Exhibit A hereto as revised Exhibit A to the Administration and Servicing Agreement.

                                             USAA INVESTMENT MANAGEMENT
                                             COMPANY



Attest: --------------------------           By: -----------------------------
        Christopher P. Laia                      Clifford A. Gladson
        Assistant Secretary                       Senior Vice President


Dated:  As of July __, 2008

                      EXHIBIT A - LISTING OF FUNDS AND FEES

--------------------------------------------------------------------------------

Aggressive Growth Fund                                             0.15%
Aggressive Growth Fund - Institutional Shares                      0.05%
Balanced Strategy Fund                                             0.15%
Capital Growth Fund                                                0.15%
California Bond Fund                                               0.15%
California Money Market Fund                                       0.10%
Cornerstone Strategy Fund                                          0.15%
Emerging Markets Fund                                              0.15%
Emerging Markets Fund - Institutional Shares                       0.05%
Extended Market Index Fund                                         0.38%*
First Start Growth Fund                                            0.15%
Florida Tax-Free Income Fund                                       0.15%
Florida Tax-Free Money Market Fund                                 0.10%
Global Opportunities Fund                                          0.05%
GNMA Trust                                                         0.15%
Growth & Income Fund                                               0.15%
Growth and Tax Strategy Fund                                       0.15%
Growth Fund                                                        0.15%
Growth Fund - Institutional Shares                                 0.05%
High-Yield Opportunities Fund                                      0.15%
High-Yield Opportunities Fund - Institutional Shares               0.05%
Income Stock Fund                                                  0.15%
Income Stock Fund - Institutional Shares                           0.05%
Income Fund                                                        0.15%
Income Fund - Institutional Shares                                 0.05%
Intermediate-Term Bond Fund                                        0.15%
Intermediate-Term Bond Fund - Institutional Shares                 0.05%
International Fund                                                 0.15%
International Fund - Institutional Shares                          0.05%
Money Market Fund                                                  0.10%
Nasdaq-100 Index Fund                                              0.35%
New York Bond Fund                                                 0.15%
New York Money Market Fund                                         0.10%
Precious Metals and Minerals Fund                                  0.15%
Precious Metals and Minerals Fund - Institutional Shares           0.05%
S&P 500 Index Fund                                                 0.06%
Science & Technology Fund                                          0.15%
Short-Term Bond Fund                                               0.15%
Short-Term Bond Fund - Institutional Shares                        0.05%
Small Cap Stock Fund                                               0.15%
Small Cap Stock Fund - Institutional Shares                        0.05%
Target Retirement Income Fund                                      0.00%

Target Retirement 2020 Fund                                        0.00%
Target Retirement 2030 Fund                                        0.00%
Target Retirement 2040 Fund                                        0.00%
Target Retirement 2050 Fund                                        0.00%
Tax Exempt Intermediate-Term Fund                                  0.15%
Tax Exempt Long-Term Fund                                          0.15%
Tax Exempt Money Market Fund                                       0.10%
Tax Exempt Short-Term Fund                                         0.15%
Treasury Money Market Trust                                        0.10%
Total Return Strategy Fund                                         0.15%
Value Fund                                                         0.15%
Value Fund - Institutional Shares                                  0.05%
Virginia Bond Fund                                                 0.15%
Virginia Money Market Fund                                         0.10%
World Growth Fund                                                  0.15%

* The fee is computed daily and paid monthly, at an annual rate equal to 0.38%, and up to 0.10% of this fee shall be paid to BlackRock Advisers for subadministrative services.


     (a) The Trust shall pay IMCO a fee for each Fund, payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in this Exhibit.

     (b) The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust, for each calendar day of such month, by (ii) the number of such days.